Consent of Counsel


     Whiteman Osterman & Hanna does hereby consent to the use of our opinion dated November 22, 2000 to Darby Acquisition Corporation to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.

                                           Whiteman Osterman & Hanna


                                           By: /s/ Leslie M. Apple
                                              -------------------------
                                           Name:  Leslie M. Apple
                                           Title: Partner

Date: March 15, 2001